EX-99.16(14)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 30, 2012 relating to the financial statements and financial highlights which appears in the November 30, 2011 Annual Report to the Board of Trustees and the Shareholders of PineBridge Mutual Funds which is also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
August 30, 2012